Exhibit 99.1

Lantheus Announces Closing of Strategic Collaboration and Exclusive License Agreements for the Commercialization of PNT2002 & PNT2003 with POINT Biopharma

NORTH BILLERICA, MA, December 20, 2022 – Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), a company committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease, today announced the closing of the strategic collaboration agreements previously announced on November 14, 2022 between Lantheus and POINT Biopharma Global Inc., a company accelerating the discovery, development and global access to life-changing radiopharmaceuticals. Closing of the agreements was subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Act.

About Lantheus

With more than 65 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, Corporate Communications

646-975-2533

media@lantheus.com